QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
PENN NATIONAL GAMING, INC. (Name of Registrant as Specified In Its Charter)
N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PENN NATIONAL GAMING, INC.

825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 21, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Penn National Gaming, Inc. (the "Company"), a Pennsylvania corporation, will be held on May 21, 2002, at 10:00 a.m., local time, at 1735 Market Street, Philadelphia, Pennsylvania 19103 for the following purposes:

  1.
  To elect two Class II Directors for a term of three years and until their successors are duly elected and qualified.

  2.
  To consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP, as independent public accountants for the Company for the fiscal year ending December 31, 2002.

  3.
  To consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        Only shareholders of record at the close of business on April 5, 2002 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

By order of the Board of Directors,
Robert S. Ippolito Secretary
Wyomissing, Pennsylvania April 16, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PENN NATIONAL GAMING, INC.

825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2002

        This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the "Company") on or about April 16, 2002, in connection with the solicitation of proxies for use at the Company's 2002 Annual Meeting of Shareholders ("Annual Meeting") to be held May 21, 2002 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1735 Market Street, Philadelphia, Pennsylvania 19103. This solicitation is being made on behalf of the Board of Directors of the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        The Board of Directors has fixed the close of business on April 5, 2002, as the record date ("Record Date") for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 19,309,050 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. Each share of the Company's Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

        Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Assuming a quorum is present, (a) the affirmative vote of a plurality (the greatest number) of the votes cast at the Annual Meeting is required for the election of directors; and (b) the affirmative vote of a majority of the votes cast at the Annual Meeting is required for (i) the ratification of BDO Seidman, LLP as the Company's independent public accountant's for the year ending December 31, 2002; and (ii) the approval of any other matters which may properly come before the Annual Meeting or any postponement or adjournment thereof. For purposes of determining the number of votes cast, only those cast "for" or "against" are counted. Abstentions and broker non-votes are not considered "cast" but are counted for purposes of determining whether a quorum is present at the Annual Meeting. Under Pennsylvania law, a quorum is required to conduct business at the Annual Meeting.

        It is expected that the solicitation of proxies will be conducted primarily by mail. Proxies also may be solicited personally or by telephone, telegraph, telecopy or via the internet. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

Information about Nominees and Other Directors

        Two Class II Directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, until the annual meeting of shareholders of the Company to be held in the year 2005 and until their respective successors are duly elected and qualified.

        The following table sets forth the name, age, principal occupation, and respective service dates of each person who has been nominated to be a Director of the Company:

Name of Nominee	Age	Principal Occupation	Director Since	Term Expires
Peter M. Carlino	55	Chairman of the Board and Chief Executive Officer	1994	2005
Harold Cramer	74	Retired Partner, Schnader Harrison Segal & Lewis LLP	1994	2005

        Peter M. Carlino.    Mr. Carlino has served as our Chairman of the Board and Chief Executive Officer since April 1994. Since 1976 he has been President of Carlino Financial Corporation, a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning for Carlino Financial and monitoring its operations.

        Harold Cramer.    Mr. Cramer has been a Director since 1994. From November 1996 to July 2000, Mr. Cramer was Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, LLP, which merged with Schnader Harrison Segal & Lewis LLP in July 2000. Schnader Harrison is a Philadelphia-based law firm that provides legal services to the Company. Mr. Cramer is now a retired partner of Schnader Harrison Segal & Lewis LLP. He also serves as a Director of several of the Company's subsidiaries.

        The Board of Directors unanimously recommends that the shareholders vote "FOR" each of the nominees.

        The following table sets forth the name, age, principal occupation, and respective service dates of each Director whose term of office extends beyond the date of the Annual Meeting:

Name	Age	Principal Occupation	Director Since	Term Expires
David A. Handler	37	Senior Managing Director, Bear Sterns & Co., Inc.	1994	2003
John M. Jacquemin	55	President, Mooring Financial Corporation	1995	2003
William J. Bork	68	Retired, Former President and Chief Operating Officer of the Company	1995	2004
Robert P. Levy	70	Chairman of the Board, DRT Industries, Inc.	1995	2004

        David A. Handler.    Mr. Handler has been a Director since 1994. Since April 2000, Mr. Handler has been a Senior Managing Director at Bear Sterns & Co., Inc. From July 1995 to April 2000, Mr. Handler was employed by Jefferies & Company, Inc. where he became a Managing Director in March 1998.

        John M. Jacquemin.    Mr. Jacquemin has been a Director since 1995 and is President of Mooring Financial Corporation, a financial services group specializing in the purchase and administration of commercial loan portfolios and equipment leases. He also serves as Director of Cel-Sci Corporation.

        William J. Bork.    Mr. Bork has been a Director since 1995 and was President and Chief Operating Officer of the Company from 1995 to 2001.

        Robert P. Levy.    Mr. Levy has been a Director since 1995. He was Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 to 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation that has bred and owned several award-winning horses, including the 1987 Belmont Stakes winner, Bet Twice.

Meetings of the Board of Directors and Information about Board Committees

        The Board of Directors held seven meetings during the fiscal year ended December 31, 2001. All the Directors, with the exception of Mr. Handler, attended all seven meetings. Mr. Handler attended three of the meetings. Each Director attended all the meetings of the Board committees on which he served.

        The Company has three standing Committees: the Audit Committee, the Compensation Committee and the Compliance Committee. Harold Cramer, John M. Jacquemin and Robert P. Levy are the members of the Audit Committee. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and internal control system; review and appraise the audit efforts of the Company's independent accountants; and maintain free and open communication with and among the independent accountants, financial and senior management, and the Board of Directors. Harold Cramer and David A. Handler are members of the Compensation Committee. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's Amended and Restated 1994 Stock Option, as amended, or Stock Option Plan. David A. Handler, John M. Jacquemin and Robert S. Ippolito are the current members of the Compliance Committee. Joseph A. Lashinger, Jr. was a member of the Compliance Committee during 2001. The Compliance Committee was established to ensure, through self regulatory procedures, compliance with applicable laws relating to the Company's gaming businesses and to prevent to the fullest extent possible, any involvement by the Company that would pose a threat to the reputation and integrity of the gaming industry. The Audit Committee, the Compensation Committee and the Compliance Committee met five times, one time and three times, respectively, in 2001. The Board of Directors does not have a nominating committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 4, 2002, by each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, each director, the chief executive officer and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of Class(2)
Peter M. Carlino(3)(4)	4,251,954	21.3%
Harold Cramer(4)(5)	3,238,904	16.8%
Peter D. Carlino(6)	3,218,904	16.7%
Richard J. Carlino(7)	3,025,326	15.7%
Carlino Family Trust(8)	3,025,326	15.7%
William J. Bork(4)	170,667	*
David A. Handler(4)	73,895	*
Kevin DeSanctis(4)	37,500	*
Robert S. Ippolito(4)	35,100	*
John M. Jacquemin(4)	33,450	*
Robert P. Levy(4)	30,000	*
Joseph A. Lashinger, Jr.(4)	17,500	*
John R. Rauen(4)	—	*
All executive officers and directors as a group (10 persons)(4)	4,863,644	24.0%

*
Less than 1%.

(1)
The persons named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise shown in the succeeding footnotes, and the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

(2)
The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of Common Stock outstanding as of March 4, 2002 (19,309,050 shares).

(3)
The number of shares in the table includes 3,025,326 shares owned by an irrevocable trust (the "Family Trust") among Peter D. Carlino and his eight children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters, shared voting power and shared investment power with respect to certain matters; and 588,378 shares owned jointly by Mr. Carlino and his wife, Marshia Carlino.

(4)
Includes shares that may be acquired upon the exercise of outstanding options that are exercisable within 60 days of March 4, 2002, as follows: Peter M. Carlino, 638,250 shares; Harold Cramer, 7,500 shares; William J. Bork, 160,667 shares; Robert S. Ippolito, 33,250 shares; David A. Handler; 30,000 shares; John M. Jacquemin, 30,000 shares; Kevin DeSanctis, 37,500 shares; Robert P. Levy, 30,000 shares; Joseph A. Lashinger, Jr., 17,500 shares; John R. Rauen, no shares; and all executive officers and directors as a group, 984,667 shares.

(5)
The number of shares in the table includes 3,025,326 shares owned by the Family Trust, and an aggregate of 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Harold Cramer has shared investment power and shared voting power with respect to certain matters.

(6)
The number of shares in the table includes 3,025,326 shares owned by the Family Trust, as to which Peter D. Carlino has shared investment and voting power with respect to certain matters; and 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Peter D. Carlino has shared investment power and shared voting power with respect to certain matters.

(7)
The number of shares in the table includes 3,025,326 shares of Common Stock owned by the Family Trust, as to which Richard J. Carlino has shared investment power and shared voting power with respect to certain matters.

(8)
See note (3).

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth a summary of all compensation paid or accrued by the Company for services rendered for the last three fiscal years by the Company's Chief Executive Officer and each of the four most highly compensated executive officers during the last completed fiscal year:

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options Granted	All Other Compensation(1)
	Year	Salary		Bonus
Peter M. Carlino Chairman of the Board Chief Executive Officer	2001 2000 1999	$ $ $	456,731 380,000 379,560	$ $ $	150,000 126,000 126,000	75,000 75,000 50,000	$ $ $	18,833 4,969 5,000
Kevin DeSanctis President and Chief Operating Officer(2)	2001		$403,846		—	150,000		—
Joseph A. Lashinger, Jr. Vice President/General Counsel(3)	2001 2000 1999	$ $ $	223,231 200,000 173,577	$ $ $	40,000 50,000 25,000	15,000 15,000 10,000	$ $ $	10,534 4,368 4,959
Robert S. Ippolito Vice President, Secretary &Treasurer	2001 2000 1999	$ $ $	162,500 155,500 147,920	$ $ $	40,000 25,000 20,000	15,000 15,000 10,000	$ $ $	11,901 2,820 4,172
John R. Rauen Vice President/ Operations(4)	2001		$156,672		—	15,000		—

(1)
Includes amounts contributed by the Company to its deferred compensation, profit sharing and 401(k) plan for the account of such executive officers.

(2)
Mr. DeSanctis joined the Company on February 15, 2001.

(3)
Mr. Lashinger resigned as Vice President/General Counsel of the Company effective April 5, 2002.

(4)
Mr. Rauen joined the Company on April 27, 2001.

        The following table sets forth certain information regarding stock options granted during 2001 to the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percentage of Total Options Granted to Employees in Fiscal Year 2001(2)
	Number of Securities Underlying Options Granted(1)
NAME			Exercise Price Per Share(3)	Expiration Date
					5%(4)	10%(4)
Peter M. Carlino	75,000	14.48%	$10.313	1/2/11	$486,434	$1,232,720
Kevin DeSanctis(5)	150,000	28.96%	$10.625	3/22/08	$648,816	$1,512,018
Joseph A. Lashinger, Jr.(6)	15,000	2.89%	$10.313	1/2/08	$62,976	$146,761
Robert S. Ippolito	15,000	2.89%	$10.313	1/2/08	$62,976	$146,761
John R. Rauen(7)	15,000	2.89%	$10.313	1/2/08	$62,976	$146,761

(1)
Options granted to Messrs. Carlino, DeSanctis, Lashinger, Ippolito and Rauen vest one-quarter on the first anniversary of the date of grant, and one-quarter on each succeeding such anniversary.

(2)
Based on a total number of options granted to employees of 518,000.

(3)
The exercise price is equal to the closing price of the Company's Common Stock on the date of grant.

(4)
Potential realizable value is based on an assumption that the market price of the common stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

(5)
Mr. DeSanctis joined the Company on February 15, 2001.

(6)
Mr. Lashinger resigned as Vice President/General Counsel of the Company effective April 5, 2002.

(7)
Mr. Rauen joined the Company on April 27, 2001.

        The following table provides information with respect to the executive officers shown in the Summary Compensation Table concerning stock options exercised during 2001 and the value of vested and unvested unexercised options held as of December 31, 2001. There are no outstanding stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter M. Carlino	100,000	$1,808,902	588,250	164,750	$11,112,825	$3,541,410
Kevin DeSanctis(1)	—	—	—	150,000	—	$2,957,250
Joseph A. Lashinger, Jr.(2)	12,500	$109,401	7,500	32,500	$147,627	$697,526
Robert S. Ippolito	66,000	$865,130	23,250	32,750	$435,340	$703,502
John R. Rauen(3)	—	$—	—	15,000	$—	$152,700

(1)
Mr. DeSanctis joined the Company on February 15, 2001.

(2)
Mr. Lashinger resigned as Vice President/General Counsel of the Company effective April 5, 2002.

(3)
Mr. Rauen joined the Company on April 27, 2001.

Employment Agreements

        On April 12, 1994, the Company entered into employment agreements with Peter M. Carlino, its Chairman and Chief Executive Officer, and Robert S. Ippolito, its Vice President, Secretary and Treasurer, that were amended on June 1, 1999. Effective June 1, 1999, Mr. Carlino's annual base salary was increased to $380,000, and effective June 1, 2000, Mr. Ippolito's annual base salary was increased to $160,000. Each agreement provides for additional compensation and bonuses as may be awarded from time to time by the Board of Directors. Each agreement also prohibits the respective employee from competing with the Company during its term and for one year thereafter and requires a death benefit payment by the Company based on the employee's annual salary in effect at the time of his death.

        On February 15, 2001, the Company entered into an employment agreement with Kevin DeSanctis, its President and Chief Operating Officer, at an annual base salary of $500,000. The initial term of the agreement is from February 15, 2001 to February 14, 2003. The agreement prohibits Mr. DeSanctis from competing with the Company during its term and for two years thereafter and requires a death benefit payment by the Company equal to 50% of the employee's annual salary in effect at the time of his death, in addition to any life insurance carried or paid for by the Company on the life of the employee.

        On June 1, 2001, the Company entered into an employment agreement with John R. Rauen, its Vice President/Operations, at an annual base salary of $235,000. The initial term of the agreement is from June 1, 2001 to May 31, 2003. The agreement prohibits Mr. Rauen from competing with the Company during its term and for two years thereafter.

Certain Transactions

        In August 1994, the Company signed a consulting agreement with Peter D. Carlino, former Chairman of the Company. Pursuant to the consulting agreement, as amended, Peter D. Carlino receives an annual fee of $135,000.

        The Company has agreed to pay the premiums on four life insurance policies, two payable when Peter M. Carlino dies and two payable when the survivor of Peter M. Carlino and his wife, Marshia W. Carlino, dies, under a "split-dollar" arrangement by which certain irrevocable trusts established by Peter M. Carlino are obligated to reimburse the Company for all premiums paid when the insurance matures or possibly sooner. The owners and beneficiaries of the life insurance policies are the irrevocable trusts. In 2001, the Company paid a total of $238,000 in premiums on the life insurance policies pursuant to this arrangement.

        The Company currently leases 7,362 square feet of office space in an office building in Wyomissing, Pennsylvania for the Company's executive offices. The lease expires in April 2005 and provides for an annual rental of $103,610 plus common area expenses and electric utility charges. The office building is owned by an affiliate of Peter M. Carlino, the Chairman and Chief Executive Officer of the Company. The Company believes that the lease terms are not less favorable than lease terms that could have been obtained from an unaffiliated third party.

        The Company currently leases an aircraft from a company owned by Mr. Jacquemin, a director of the Company. The lease expires in August 2007, and provides for monthly payments of $26,203. The Company believes that the lease terms are not less favorable than lease terms that could have been obtained from an unaffiliated third party.

Compensation of Directors

        The Company pays director's fees to each Director who is not an employee of the Company. During the year ending December 31, 2001, each outside Director received an annual fee of $18,000, plus $1,500 for each Board meeting attended and reimbursement for out-of-pocket expenses in connection with his attendance at such meetings.

        Notwithstanding anything to the contrary, the following reports of the Compensation Committee and the Audit Committee and the performance graph on page 11 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

        The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors. The Compensation Committee consists of two independent, non-employee, Directors of the Company.

Policies and Mission

        The Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation plans that attract, motivate and retain competent executive personnel, increase executive ownership interests in the Company and encourage increases in the Company's productivity and profitability. As such, the Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary and stock option grants, is to a significant extent dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives. Key factors considered by the Compensation Committee during the year 2001 were: the completion of the acquisition of CRC Holdings, Inc. and its subsequent integration; the completion of an offering of $200 million senior subordinated notes to finance the CRC acquisition; the expansion of the Casino Magic Bay St. Louis hotel, the negotiation and execution of a definitive agreement to acquire Bullwhackers Casino, the adjoining Bullpen Sports Casino and Silver Hawk Saloon and Casino in Black Hawk, Colorado; and the expansion and continued strong operating results of the Charles Town Entertainment Complex in West Virginia.

Compensation Plan

        To determine appropriate levels of executive compensation, the Compensation Committee periodically reviews the executive compensation programs and policies of the Company's competitors, in addition to a broader group of companies in its marketplace, to ensure that the Company's plans and practices are competitive and appropriately based on the Company's performance and compensation philosophy.

Base Salary

        The objective for computing executive base salaries is to structure salaries that are competitive with those of similarly situated companies. In setting base salary levels for individual executives in the future, the Compensation Committee will consider factors such as the executive's scope of responsibility, current performance, future potential and overall competitive positioning relative to comparable positions at other companies. The base salaries for Peter M. Carlino, Kevin DeSanctis, John R. Rauen and Robert S. Ippolito are set pursuant to employment agreements and currently are $475,000, $575,000, $235,000 and $165,000 per year, respectively.

Stock Options

        Stock options are granted under the provisions of the Company's Stock Option Plan. Stock options are granted to reinforce the importance of improving shareholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at not less than 100% of the fair market value of the stock on the date of grant to ensure that executives can be rewarded only for appreciation in the price of the Common Stock where the Company's shareholders are similarly benefited. For future grants, the Compensation Committee will establish levels of participation for the stock option program based upon each executive officer's or other employee's position in the Company. The number of options to be granted to each executive officer will be contingent on the individual executive's performance, tenure and future potential.

Annual Bonus

        Annual bonus awards recognize an executive's contribution to each year's annual business results as measured against competitors and against the Company's operating plans. Company and individual performance are assessed in relation to the following major factors, listed in order of importance: individual executive performance, revenue growth, earnings and cost management.

        Performance, as measured by these factors, that meets operating plans and equals the results of the competition, provides for bonus opportunities that are comparable to the bonus level at other gaming and horse racing companies. Better to worse performance can result in payments that are higher or lower than such comparable companies. An individual's bonus, reflecting personal contribution to business results, can range from 0 to 200% of the bonuses of comparable companies for the individual's position.

Performance Evaluation

        For the Chief Executive Officer ("CEO"), approximately 70% of the total compensation opportunity target is base salary and approximately 30% is variable compensation that is at risk and tied to competitive corporate business results. The CEO's current base salary approximates the median salary of CEOs of comparably-sized companies. The CEO's total compensation opportunity also is consistent with the median compensation for CEO's in comparable companies. The Compensation Committee's assessed the Company's and the CEO's performance in 2001, with particular attention paid to the CEO's individual performance and profitability, profit improvement, growth in revenue and expense management of the Company. The Compensation Committee also considered in its assessment the significant acquisition activity to support implementation of the Company's business strategy. The Compensation Committee determined that the objective performance goals for the CEO that were established by the Company had been met and decided to grant a bonus to the CEO.

        For the CEO, the awards of stock options are also shown in the Summary Compensation Table. The option awards recognize the total shareholder return achieved in 2001 as well as the Company's long-term needs and were intended to link the CEO's future compensation opportunity to the creation of additional shareholder value.

Compensation Committee of the Board of Directors:
Harold Cramer and David A. Handler

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Mssrs. Cramer and Handler. No executive officers of the Company has served as a director or member of the Compensation Committee (or other committee serving as equivalent function) of any other entity, whose executive officers served as a director or member of the Compensation Committee of the Company.

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the National Association of Securities Dealers, Inc. A copy of the written charter was included as Exhibit A to the Company's 2001 Proxy Statement filed with the Securities and Exchange Commission on April 23, 2001. The Committee recommends to the Board of Directors, subject to shareholders ratification, the selection of the Company's independent accountants.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee members are not professional accountants, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

        Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors:
Harold Cramer, John M. Jacquemin and Robert P. Levy

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the Company's Common Stock since December 31, 1996 to the cumulative total returns of (i) the NASDAQ Market Index and (ii) a Peer Group Index comprised of the following gaming and thoroughbred horse racing companies: Ameristar Casinos, Inc., Argosy Gaming Company, Churchill Downs, Inc., Hollywood Casino Corp., Pinnacle Entertainment, Inc., and MTR Gaming Group, Inc.(1), assuming an investment of $100 in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index.

(1)
The Company determined that International Gaming Technologies was no longer representative of the Company's business and did not include it in this year's peer group. The Company added Ameristar Casinos, Inc. and Argosy Gaming Company to its peer group.

Legend

		Year Ended
Symbol	Index Description
		12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
—<*>—	Penn National Gaming, Inc.	100.00	68.42	49.12	63.16	71.49	212.91
—/*/—	Peer Group	100.00	112.40	78.69	162.88	185.19	306.65
—/*\—	Nasdaq Market Index	100.00	122.32	172.52	304.29	191.25	152.46

Notes:

A.
The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.

B.
The indexes are re-weighted daily, using the market capitalization on the previous trading day.

C.
If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board, which is composed entirely of independent, non-employee Directors, has appointed BDO Seidman, LLP as certified public accountants to audit the books, records and accounts of the Company and its subsidiaries for the year ending December 31, 2002. The Board has endorsed this appointment and it is being presented to the shareholders for ratification.

        BDO Seidman has served as the independent public accountants for the Company since December 1982. All audit services provided by BDO Seidman are approved by the Audit Committee.

        During 2001, BDO Seidman performed certain non-audit services for the Company. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining BDO Seidman's independence. A summary of the audit and non-audit fees paid to BDO Seidman in 2001 is as follows:

  Audit Fees—The aggregate fees billed by BDO Seidman for professional services rendered for the audit and the reviews of the Company's financial statements was approximately $309,000.

  Financial Information Systems Design and Implementation Fees—The Company did not retain BDO Seidman for professional services relating to financial information system design and implementation fees.

  All Other Fees—The aggregate fees billed to the Company by BDO Seidman for all other services, such as acquisitions, financings and taxes, was approximately $892,000.

        The Board of Directors considers BDO Seidman to be well qualified to serve as the independent public accountants of the Company. If, however, the shareholders do not ratify the appointment of BDO Seidman, the Board of Directors may, but is not required to, reconsider the appointment. Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

        The Board of Directors recommends that Shareholders vote FOR the proposal to ratify the appointment of BDO Seidman, LLP, as the Company's Independent Public Accountants for the year ending December 31, 2002.

OTHER MATTERS

        The Company has mailed a 2001 Annual Report to Shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on April 5, 2002. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 2001, except that Peter M. Carlino failed to timely report on a Form 4 the sale of 2,800 shares in December 2001.

Shareholder Proposals

        Shareholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's 2003 Annual Meeting of Shareholders must submit the same to the Company on or before December 21, 2002, at the Company's principal executive office, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary. The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company Proxy for the 2003 Annual Meeting.

Form 10-K

        The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's annual report on Form 10-K including financial statements and the schedules thereto. Such written requests should be directed to the Company at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary.

By Order of the Board of Directors,
/s/ ROBERT S. IPPOLITO, Secretary
April 16, 2002

PROXY

PENN NATIONAL GAMING, INC.
ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2002

        The undersigned hereby appoints John M. Jacquemin and Robert P. Levy and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of Penn National Gaming, Inc., (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held on May 21, 2002 and at any and all postponements and adjournments thereof, upon the following matters:

1.
For the election of Peter M. Carlino and Harold Cramer to serve as Class II Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2005 or until their successors are elected and qualified:

☐  For All Nominees            ☐  Withhold Authority to Vote For All Nominees

        (Instructions: to withhold authority to vote against any individual nominee, strike a line through the nominee's name below):

Peter M. Carlino            Harold Cramer

2.
To ratify the appointment of BDO Seidman, LLP, as independent public accountants of the Company for the year ending December 31, 2002.

/ /    For / /    Against / /    Abstain

(continued and to be signed on reverse side)

3.
In their discretion, such other business as may properly come before the annual meeting and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NOS. 1 AND 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" EACH SUCH ITEM AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

                                Dated: ________________, 2002

                                Signature of Shareholder

                                Signature of Shareholder

                                Please sign exactly as name appears.
                                For joint accounts, each joint owner must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

QuickLinks

825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1: ELECTION OF CLASS II DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS